Exhibit 10.1

Execution Version

SECOND AMENDMENT TO LOAN, GUARANTY AND SECURITY AGREEMENT

This SECOND AMENDMENT TO LOAN, GUARANTY AND SECURITY AGREEMENT (this “Amendment”) dated as of October 19, 2022 (the “Amendment Effective Date”), is entered into by and among BIG 5 SPORTING GOODS CORPORATION, a Delaware corporation (“Parent”), BIG 5 CORP., a Delaware corporation (“Big 5 Corp”), BIG 5 SERVICES CORP., a Virginia corporation (“Big 5 Services”, and together with Big 5 Corp, each a “Borrower” and collectively, the “Borrowers”), Parent and certain of its subsidiaries from time to time joined thereto, as guarantors thereunder (each, a “Guarantor” and collectively, the “Guarantors”), financial institutions party to the Loan Agreement from time to time as Lenders, and BANK OF AMERICA, N.A., a national banking association (“Bank of America”), as agent for the Lenders (in such capacity, “Agent”), with reference to the following facts:

RECITALS

A.
WHEREAS, Borrowers, Guarantors, Lenders and Agent entered into that certain Loan, Guaranty and Security Agreement dated as of February 24, 2021 (as amended, restated, extended, amended and restated, supplemented, or otherwise modified from time to time, the “Loan Agreement”);

B. WHEREAS, certain Loans and/or extensions of credit incur or are permitted under the Loan Agreement to incur interest, fees or other amounts based on the London Interbank Offered Rate (“LIBOR”) as administered by the ICE Benchmark Administration; and

C. WHEREAS, the parties hereto have determined that LIBOR should be replaced with a successor rate in accordance with the Loan Agreement and, in connection therewith, Agent has determined that certain conforming changes are necessary or advisable.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

1. Defined Terms. Except as otherwise expressly defined herein, terms are used herein as defined in the Loan Agreement.

2. Agreement. Notwithstanding any provision of any Loan Document to the contrary, the parties agree that the terms set forth on Appendix A shall apply to the credit facility contemplated by the Loan Agreement. For the avoidance of doubt, to the extent provisions in the Loan Agreement apply to Loans and other extensions of credit under the credit facility, and such provisions are not specifically addressed by Appendix A, the Loan Agreement provisions shall continue to apply.

3. Conflict with Loan Documents. In the event of any conflict between the terms of this Amendment and the terms of any Loan Document, the terms hereof shall control.

4. Payment of Expenses. Borrowers agree to reimburse Agent for all reasonable fees, charges and disbursements of Agent in connection with the preparation, execution and delivery of this Amendment, including all reasonable fees, charges and disbursements of counsel to Agent.

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5. Miscellaneous.

(a)
The Loan Documents and obligations of Obligors thereunder are hereby ratified and confirmed and shall remain in full force and effect according to their terms. This Amendment is a Loan Document.
(b)
Each Obligor (i) acknowledges and consents to the terms and conditions of this Amendment, (ii) affirms all of its obligations under the Loan Documents, (iii) agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge its obligations under the Loan Documents, (iv) agrees that all Security Documents continue to be in full force and effect and are not impaired or adversely affected in any manner whatsoever, (v) confirms its grant of security interests pursuant to the Security Documents to secure the Obligations, and (vi) acknowledges that all Liens granted (or purported to be granted) pursuant to the Security Documents continue in full force and effect in respect of, and to secure, the Obligations. Each Guarantor hereby reaffirms and agrees that its guarantee of the Obligations is in full force and effect as of the date hereof.
(c)
Each Obligor represents and warrants that:

() Its execution, delivery and performance of this Amendment is within its organizational powers and has been duly authorized by all necessary organizational, partnership, member or other action, as applicable, as may be necessary or required.

() This Amendment has been duly executed and delivered by such Obligor, and constitutes its valid and binding obligation, enforceable in accordance with the terms hereof, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

(d)
This Amendment may be in the form of an electronic record (in “.pdf” form or otherwise) and may be executed using electronic signatures, which shall be considered as originals and shall have the same legal effect, validity and enforceability as a paper record. This Amendment may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts shall be one and the same agreement. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by Agent of a manually signed agreement which has been converted into electronic form (such as scanned into “.pdf” format), or an electronically signed agreement converted into another format, for transmission, delivery and/or retention.
(e)
Any provision of this Amendment held to be illegal, invalid or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity or unenforceability without affecting the legality, validity or enforceability of the remaining provisions hereof and the illegality, invalidity or unenforceability of a particular provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
(f)
The terms of the Loan Agreement with respect to governing law, venue, submission to jurisdiction and waiver of jury trial are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties have entered into this Amendment by their respective duly authorized officers as of the date first written above.

PARENT AND GUARANTOR:

BIG 5 SPORTING GOODS CORPORATION,

a Delaware corporation

By: /s/Barry D. Emerson

Name: Barry D. Emerson

Title: Executive Vice President &

             Chief Financial Officer

Address: 2525 East El Segundo Blvd.

               El Segundo, CA 90245

BORROWERS:	BIG 5 CORP., a Delaware corporation By: /s/Barry D. Emerson Name: Barry D. Emerson Title: Executive Vice President & Chief Financial Officer Address: 2525 East El Segundo Blvd. El Segundo, CA 90245

BIG 5 SERVICES CORP., a Virginia corporation

By: /s/Barry D. Emerson

Name: Barry D. Emerson

Title: Executive Vice President &

             Chief Financial Officer

Address: 2525 East El Segundo Blvd.

               El Segundo, CA 90245

SECOND AMENDMENT TO LOAN, guaranty AND SECURITY AGREEMENT

(BIG 5)

SIGNATURE PAGE

AGENT AND LENDERS:

BANK OF AMERICA, N.A.,

as Agent and Lender

By: /s/Chad Shimabukuro
Name: Chad Shimabukuro
Title: Vice President

SECOND AMENDMENT TO LOAN, guaranty AND SECURITY AGREEMENT

(BIG 5)

SIGNATURE PAGE

Appendix A

Terms Applicable to Term SOFR Loans

1. Defined Terms. The following definitions are added to the Credit Agreement and, to the extent the terms are already defined in the Credit Agreement, the following supersede such existing terms:

Base Rate: for any day, a per annum rate equal to the greater of (a) the Prime Rate for such day; (b) the Federal Funds Rate for such day, plus 0.50%; or (c) Term SOFR for a one month interest period as of such day, plus 1.00%; provided, that in no event shall the Base Rate be less than zero.

CME: CME Group Benchmark Administration Limited.

Conforming Changes: with respect to use, administration of or conventions associated with SOFR, Term SOFR or any proposed Successor Rate, as applicable, any conforming changes to the definitions of Base Rate, SOFR, Term SOFR and Interest Period, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definitions of Business Day or U.S. Government Securities Business Day, timing of borrowing requests or prepayment, conversion or continuation notices, and length of lookback periods) as may be appropriate, in Agent's discretion, to reflect the adoption and implementation of such applicable rate(s), and to permit the administration thereof by Agent in a manner substantially consistent with market practice (or, if Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate exists, in such other manner of administration as Agent determines is reasonably necessary in connection with the administration of any Loan Document).

Daily Simple SOFR: with respect to any applicable determination date, the secured overnight financing rate published on the FRBNY website (or any successor source satisfactory to Agent).

FRBNY: the Federal Reserve Bank of New York.

Notice of Borrowing: notice by Borrower Agent of a Borrowing, in form satisfactory to Agent.

Notice of Conversion/Continuation: notice by Borrower Agent for conversion or continuation of a Loan as a Term SOFR Loan, in form satisfactory to Agent.

Relevant Governmental Body: the Federal Reserve Board and/or FRBNY, or a committee officially endorsed or convened by the Federal Reserve Board and/or FRBNY.

Scheduled Unavailability Date: as defined in Section (g) below.

SOFR: the secured overnight financing rate as administered by FRBNY (or a successor administrator).

SOFR Adjustment: (a) with respect to Daily Simple SOFR, 0.10%; and (b) with respect to Term SOFR, 0.10% for a one month Interest Period, 0.10% for a three month Interest Period and 0.10% for a six month Interest Period.

Appendix a

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Successor Rate: as defined in Section (g) below.

Term SOFR: (a) for any Interest Period relating to a Loan (other than a Base Rate Loan), a per annum rate equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to such Interest Period, with a term equivalent to such Interest Period (or if such rate is not published prior to 11:00 a.m. on the determination date, the applicable Term SOFR Screen Rate on the U.S. Government Securities Business Day immediately prior thereto), plus the SOFR Adjustment for such Interest Period; and (b) for any interest calculation relating to a Base Rate Loan on any day, a fluctuating rate of interest equal to the Term SOFR Screen Rate with a term of one month commencing that day; provided, that in no event shall Term SOFR be less than zero (0).

Term SOFR Loan: a Loan that bears interest based on clause (a) of the definition of Term SOFR.

Term SOFR Screen Rate: the forward-looking SOFR term rate administered by CME (or any successor administrator satisfactory to Agent) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by Agent from time to time).

U.S. Government Securities Business Day: any Business Day, except any day on which the Securities Industry and Financial Markets Association, New York Stock Exchange or FRBNY is not open for business because the day is a legal holiday under New York law or U.S. federal law.

2. Terms Applicable to Term SOFR Loans. Commencing on the Amendment Effective Date, the following provisions shall apply to the Credit Agreement and other Loan Documents:

(a) Unavailability of LIBOR Loans. Any request for a new LIBOR Loan shall be deemed to be a request for a new Term SOFR Loan; provided, that any LIBOR Loan outstanding on the Amendment Effective Date shall continue to bear interest at LIBOR until the end of its current Interest Period.

(b) References to LIBOR Loans, Etc. in the Loan Documents.

(i) References to LIBOR Loans, LIBOR, any eurocurrency loans or rate, or the administration or terms thereof, or other matters relating thereto in the Loan Documents that are not specifically addressed herein shall be deemed to be references to Term SOFR Loans and Term SOFR, as applicable. In addition, general references to Loans and interest rates, their administration or terms, and related matters shall be deemed to include Term SOFR Loans and Term SOFR, as applicable.

(ii) Any requirement for Borrowers to compensate Lenders for losses in the Credit Agreement resulting from any continuation, conversion, payment or prepayment of any Loan on a day other than the last day of any Interest Period shall be deemed to include Term SOFR Loans.

Appendix a

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(c) Interest Rates. Agent does not warrant or accept responsibility, nor shall it have any liability with respect to, administration, submission or any other matter related to any reference rate referred to herein or in the Credit Agreement, nor with respect to any rate (including, for the avoidance of doubt, the selection of such rate and any related spread or other adjustment) that is an alternative, replacement or successor to such rate (including any Successor Rate), or any component thereof, or the effect of any of the foregoing, or of any Conforming Changes. The Agent and its affiliates or other related entities may engage in transactions or other activities that affect any reference rate referred to herein, or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or any related spread or other adjustments thereto, in each case, in a manner adverse to the Obligors. Agent may select information source(s) in its discretion to ascertain any reference rate referred to herein or any alternative, successor or replacement rate (including any Successor Rate), or any component thereof, in each case pursuant to the terms hereof, and shall have no liability to any Lender, Obligor or other Person for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise, and whether at law or in equity) for any error or other act or omission related to or affecting the selection, determination or calculation of any rate (or component thereof) provided by such information source or service.

(d) Borrowings, Conversions, Continuations and Prepayments of Term SOFR Loans. In addition to any other borrowing or prepayment requirements set forth in the Credit Agreement:

(i) Notice of Borrowing of Term SOFR Loans. For any Borrowing, conversion or continuation of a Term SOFR Loan, Borrower Agent shall deliver a Notice of Borrowing or Notice of Conversion/Continuation, as applicable, to Agent by 11:00 a.m. at least two Business Days prior to the requested funding date. Notices received by Agent after such time shall be deemed received on the next Business Day. Each such notice shall be irrevocable and must specify (A) the amount, (B) the requested funding date (which must be a Business Day), (C) whether such Borrowing, conversion or continuation is to be made as a Term SOFR Loan, and (D) the applicable Interest Period (which shall be deemed to be one month if not specified). Each Borrowing of Term SOFR Loans when made shall be in a minimum amount of $3,000,000, plus an increment of $100,000 in excess thereof. No more than ten (10) Borrowings of Term SOFR Loans may be outstanding at any time, and all Term SOFR Loans having the same length and beginning date of their Interest Periods shall be aggregated and considered one Borrowing.

(ii) Interest Periods. Borrowers shall select an interest period (“Interest Period”) of one, three or six months (in each case, subject to availability) to apply to each Term SOFR Loan; provided, that (a) the Interest Period shall begin on the date the Loan is made or continued as, or converted into, a Term SOFR Loan and shall expire one, three or six months thereafter, as applicable; (b) if any Interest Period begins on the last day of a calendar month or on a day for which there is no numerically corresponding day in the calendar month at its end, or if such corresponding day falls after the last Business Day of the end month, then the Interest Period shall expire on the end month's last Business Day; and if any Interest Period would otherwise expire on a day that is not a Business Day, the period shall expire on the next Business Day; and (c) no Interest Period shall extend beyond the maturity date of the credit facility.

Appendix a

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(iii) Voluntary Prepayment of Term SOFR Loans. Term SOFR Loans may be prepaid from time to time, without penalty or premium, pursuant to a notice of prepayment to Agent, delivered at least three Business Days prior to prepayment of the Loan; provided, that no such notice shall be required for payments effected through sweeps from the Dominion Account.

(iv) Conforming Changes. Agent may make Conforming Changes from time to time with respect to SOFR, Term SOFR or any Successor Rate. Notwithstanding anything to the contrary in any Loan Document, any amendment implementing such changes shall be effective without further action or consent of any other party to any Loan Document. Agent shall post each amendment to Borrower Agent and Lenders promptly after it becomes effective.

(e) Interest. Subject to the provisions of the Credit Agreement with respect to default interest, each Term SOFR Loan shall bear interest at Term SOFR for the applicable Interest Period, plus the Applicable Margin. Interest on each Term SOFR Loan shall be due and payable in arrears on each Interest Payment Date and at such other times and in such manner as specified in the Credit Agreement.

(f) Computations. Computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to Term SOFR) shall be computed for actual days elapsed, based on a year of 365 or 366 days, as applicable. All other interest, as well as fees and other charges calculated on a per annum basis, shall be computed for actual days elapsed, based on a year of 360 days. Each determination by Agent of an interest rate or fee shall be conclusive and binding for all purposes, absent manifest error.

(g) Inability to Determine Rates; Successor Rates.

(i) Inability to Determine Rate. If in connection with any request for a Term SOFR Loan or a conversion to or continuation thereof, as applicable, (A) Agent determines (which determination shall be conclusive absent manifest error) that (I) no Successor Rate has been determined in accordance with Section 2(g)(ii), and the circumstances under Section 2(g)(ii)(A) or the Scheduled Unavailability Date has occurred (as applicable), or (II) adequate and reasonable means do not otherwise exist for determining Term SOFR for any requested Interest Period with respect to a proposed Term SOFR Loan or in connection with an existing or proposed Base Rate Loan, or (B) Agent or Required Lenders determine that for any reason Term SOFR for any requested Interest Period with respect to a proposed Term SOFR Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, Agent will promptly so notify Borrowers and Lenders. Thereafter, (1) the obligation of Lenders to make, maintain or convert Base Rate Loans to Term SOFR Loans shall be suspended (to the extent of the affected Term SOFR Loans or Interest Periods), and (2) in the event of a determination described in the preceding sentence with respect to the Term SOFR component of Base Rate, the utilization of such component in determining Base Rate shall be suspended, in each case until Agent (or, in the case of a determination by Required Lenders described above, until Agent upon instruction of Required Lenders) revokes such notice. Upon receipt of such notice, (x) Borrowers may revoke any pending request for a Borrowing, conversion or continuation of Term SOFR Loans (to the extent of the affected Term SOFR Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for Base Rate Loans, and (y) any outstanding Term SOFR Loans shall convert to Base Rate Loans at the end of their respective Interest Periods.

Appendix a

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(ii) Successor Rates. Notwithstanding anything to the contrary in any Loan Document, if Agent determines (which determination shall be conclusive absent manifest error), or Borrower Agent or Required Lenders notify Agent (with, in the case of the Required Lenders, a copy to Borrower Agent) that Borrowers or Required Lenders (as applicable) have determined, that:

(A) adequate and reasonable means do not exist for ascertaining one, three and six month interest periods of Term SOFR, including because the Term SOFR Screen Rate is not available or published on a current basis, and such circumstances are unlikely to be temporary; or

(B) CME or any successor administrator of the Term SOFR Screen Rate or a Governmental Authority having jurisdiction over Agent, CME or such administrator with respect to its publication of Term SOFR, in each case acting in such capacity, has made a public statement identifying a specific date after which one, three and six month interest periods of Term SOFR or the Term SOFR Screen Rate shall or will no longer be made available, or permitted to be used for determining the interest rate of U.S. dollar denominated syndicated loans, or shall or will otherwise cease, provided, that at the time of such statement, there is no successor administrator satisfactory to Agent that will continue to provide such interest periods of Term SOFR after such specific date (the latest date on which one, three and six month interest periods of Term SOFR or the Term SOFR Screen Rate are no longer available permanently or indefinitely, “Scheduled Unavailability Date”);

then, on a date and time determined by Agent (any such date, “Term SOFR Replacement Date”), which date shall be at the end of an Interest Period or on the relevant interest payment date, as applicable, for interest calculated and, solely with respect to clause (b) above, no later than the Scheduled Unavailability Date, Term SOFR will be replaced hereunder and under any other applicable Loan Document with Daily Simple SOFR plus the SOFR Adjustment for any payment period for interest calculated that can be determined by Agent, in each case, without any amendment to, or further action or consent of any other party to any Loan Document (“Successor Rate”). If the Successor Rate is Daily Simple SOFR plus the SOFR Adjustment, all interest will be payable on a monthly basis.

Appendix a

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Notwithstanding anything to the contrary herein, (1) if Agent determines that Daily Simple SOFR is not available on or prior to the Term SOFR Replacement Date or (2) if the events or circumstances of the type described in Section (g)(ii)(A) or (B) above have occurred with respect to the Successor Rate then in effect, then in each case, Agent and Borrower Agent may amend the Credit Agreement solely for the purpose of replacing Term SOFR or any then current Successor Rate in accordance with this Section at the end of any Interest Period, relevant interest payment date or payment period for interest calculated, as applicable, with an alternative benchmark rate giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such alternative benchmarks and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such benchmarks, which adjustment or method for calculating such adjustment shall be published on an information service selected by Agent from time to time in its discretion and may be periodically updated. For the avoidance of doubt, any such proposed rate and adjustments shall constitute a Successor Rate. Any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after Agent posts such proposed amendment to all Lenders and Borrowers unless, prior to such time, Required Lenders deliver to Agent written notice that Required Lenders object to the amendment.

Agent will promptly (in one or more notices) notify Borrowers and Lenders of implementation of any Successor Rate. A Successor Rate shall be applied in a manner consistent with market practice; provided, that to the extent market practice is not administratively feasible for Agent, the Successor Rate shall be applied in a manner as otherwise reasonably determined by Agent. Notwithstanding anything else herein, if at any time any Successor Rate as so determined would otherwise be less than zero (0), the Successor Rate will be deemed to be zero (0) for all purposes of the Loan Documents.

Appendix a

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